Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement on (Form S-4 No 333-        ) and related Prospectus of Ness Technologies, Inc. for the registration of 262,319 shares of its common stock and to the use of our report dated May 3, 2004 (except as to Note 15, as to which the date is September 20, 2004), with respect to the financial statements and schedule included in the Amendment No. 1 to the Registration Statement on Form S-4.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 27, 2005	A member of Ernst & Young Global